Exhibit (a)(1)(iii)

LETTER OF TRANSMITTAL

To Tender Common Shares

of

Gmarket Inc.

Pursuant to the Offer to Purchase

dated May 4, 2009

by

eBay KTA (UK) Ltd.

an indirect wholly-owned subsidiary of

eBay Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK CITY TIME, ON MONDAY, JUNE 1, 2009 (WHICH IS 1:00 P.M., SEOUL TIME, ON TUESDAY, JUNE 2, 2009), UNLESS THE OFFER IS EXTENDED.

The Common Share Depositary for the Offer is:

Goodmorning Shinhan Securities Co., Ltd.

By Hand:

Goodmorning Shinhan Securities Co., Ltd.

23-2, Yoido-Dong, Youngdeungpo-Gu

Seoul 150-712, Korea

Telephone: 1588 0365 (Korea) (Customer Support Center)

or any of its branch offices in Korea

ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, D. F. KING & CO., INC., OR THE COMMON SHARE DEPOSITARY AT THEIR RESPECTIVE ADDRESSES AND TELEPHONE NUMBERS AS SET FORTH ON THE LAST PAGE OF THIS LETTER OF TRANSMITTAL.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE COMMON SHARE DEPOSITARY WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST EXECUTE THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW.

THIS LETTER OF TRANSMITTAL AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal is to be used by holders of common shares, par value KRW 100 per share (the “Common Shares”), of Gmarket Inc., a company organized under the laws of the Republic of Korea (the “Company”).

Please complete the following:

DESCRIPTION OF COMMON SHARES TENDERED
Account Number at Common Share Depositary*:
Details of U.S. Dollar Account (Name of Foreign Exchange Bank in Korea and Account Number)**:
Name and Address of Registered Holder of Common Shares	Number of Common Share(s)	Number of Common Share(s) Tendered

  *    You will need to open a securities account with the Common Share Depositary (unless you already have a securities account with the Common Share Depositary) and deposit or cause to be deposited (physically by way of a delivery of share certificates or by way of an account transfer) into such account the Common Shares which are to be tendered. The account number will be assigned to the respective holders of Common Shares when they open a securities account at any of the branches of the Common Share Depositary. In opening an account with the Common Share Depositary, you will need to visit or have your duly appointed attorney-in-fact visit a branch of the Common Share Depositary and submit certain documents that the Common Share Depositary requires. The documents required to open a securities account will vary depending on such factors as whether you are a Korean national or a non-Korean national, a Korean resident or a non-resident, an organization or an individual, or whether you visit personally the branch of the Common Share Depositary or will cause your attorney-in-fact to visit. Accordingly, please consult with the Common Share Depositary in advance of the visit and inquire about the documents you will need to open an account with the Common Share Depositary. For non-Korean organizations or individuals, the Common Share Depositary will accept only certain securities companies, foreign exchange banks and custodians set forth in the applicable Korean law as duly authorized attorney-in-fact. As part of opening an account at the Common Share Depositary, in case you have not already obtained investment identification, you must first obtain investment identification, which could cause delay in your ability to open a securities account at the Common Share Depositary, to timely tender your shares or to receive payment for shares timely tendered and accepted for payment.

**    Unless you already have a U.S. dollar account with a foreign exchange bank in Korea, you will need to open a U.S. dollar account with any foreign exchange bank in Korea. In opening a U.S. dollar account with a foreign exchange bank in Korea, you will need to visit or have your duly appointed attorney-in-fact visit a foreign exchange bank in Korea and submit documents that such bank requires. The documents required to open a U.S. dollar account will vary depending whether you are a Korean national or a non-Korean national, a resident of Korea or a non-resident, an organization or an individual, or whether you visit personally a foreign exchange bank in Korea or will cause your attorney-in-fact to visit. Accordingly, please consult with a foreign exchange bank in Korea in advance of the visit and inquire about the documents you will need to open an account with such bank.

NOTE: SIGNATURES OR SEALS MUST BE PROVIDED BELOW.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to eBay KTA (UK) Ltd., a company organized under the laws of the United Kingdom (the “Offeror”) and an indirect wholly-owned subsidiary of eBay Inc. (“eBay”), the above-described common shares, par value KRW 100 per share (the “Common Shares”), of Gmarket Inc., a company organized under the laws of the Republic of Korea (the “Company”), pursuant to the Offeror’s offer to purchase all outstanding Common Shares and American Depositary Shares, each representing one Common Share and evidenced by an American Depositary Receipt issued by Citibank, N.A., as depositary (the “ADSs” and, together with the Common Shares, the “Company Securities”), at U.S. $24.00 per Company Security (such price, or any other price per Company Security that is paid in the Offer (as defined below), the “Offer Price”), net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 4, 2009 (which, together with any amendments and supplements thereto, collectively constitute the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal for Common Shares (which, together with the Letter of Transmittal for ADSs, any amendments and supplements thereto or to this Letter of Transmittal for Common Shares and the Offer to Purchase, collectively constitute the “Offer”). Following the Expiration Date (as defined below), the portion of the Offer consideration to be paid in exchange for Common Shares will be delivered to Goodmorning Shinhan Securities Co., Ltd., as Common Share depositary for the Offer (the “Common Share Depositary”). Holders of Common Shares that have validly tendered (and not withdrawn) Common Shares in the Offer will receive payment of the Offer Price in U.S. dollars, net to the seller in cash, without interest and less any required withholding taxes, by wire transfer of immediately available funds to the U.S. dollar account of the undersigned specified in the box entitled “Details of U.S. Dollar Account.”

The Offer is being made pursuant to a Share Allocation and Tender Offer Agreement, dated as of April 16, 2009, by and among eBay, the Offeror and the Company (as it may be amended from time to time, the “Share Allocation and Tender Offer Agreement”). The Offer expires at 12:00 Midnight (one minute after 11:59 p.m.), New York City time, on Monday, June 1, 2009 (which is 1:00 p.m., Seoul time, on Tuesday, June 2, 2009) (the “Expiration Date”), unless extended as described in the Offer to Purchase, in which event the term Expiration Date means the latest time at which the Offer, as so extended, will expire. To the extent permitted by the Share Allocation and Tender Offer Agreement, the Offeror reserves the right to transfer or assign, from time to time in whole or in part, to one or more of its affiliates the right to purchase Common Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Offeror of its obligations under the Offer or prejudice the undersigned’s rights to receive payment for Common Shares validly tendered and accepted for payment.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Common Shares tendered herewith, the undersigned hereby sells, assigns and transfers to the Offeror all right, title and interest in and to all the Common Shares that are being tendered hereby (and any and all other Common Shares or other securities issued or issuable in respect thereof on or after the date hereof).

The undersigned hereby appoints the Common Share Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Common Shares (and all such other Common Shares or other securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates representing such Common Shares (and all such other Common Shares or other securities), or transfer ownership of such Common Shares (and all such other Common Shares or other securities), together, in any such case, with all accompanying evidence of transfer and authenticity, to or upon the order of the Offeror, (ii) present such Common Shares (and all such other Common Shares or other securities) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares (and all such other Common Shares or other securities), all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints John J. Donahoe, Robert H. Swan and Michael R. Jacobson, officers of eBay, and eBay, or any of them, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting, consent and other rights of the undersigned in such manner as each such attorney and proxy or his, her or its substitute shall in his, her or its sole discretion deem proper, with respect to all of the Common Shares tendered hereby that have been accepted for payment by the Offeror prior to the time of any vote or other action (and all such other Common Shares or other securities), at any general meeting of the shareholders of the Company (whether annual or extraordinary and whether or not an adjourned meeting), in connection with any written consent in lieu of any such meeting, or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Common Shares by the Offeror in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Common Shares (and all such other Common Shares or securities) that conflicts with the terms of this proxy, and no subsequent conflicting proxies will be given by the undersigned (and if given, will not be deemed to be effective).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Common Shares tendered herein (and all such other Common Shares or other securities) and that when the same are accepted for payment by the Offeror, the Offeror will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Common Share Depositary or the Offeror to be necessary or desirable to complete the sale, assignment and transfer of the Common Shares tendered hereby (and all such other Common Shares or securities).

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that tenders of the Common Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions accompanying this Letter of Transmittal will constitute an agreement between the undersigned and the Offeror upon the terms and subject to the conditions of the Offer.

The undersigned acknowledges and agrees that the Offer is governed by the U.S. Securities Exchange Act of 1934, as amended, and is not subject to the Korean tender offer rules as set forth in the Financial Investment Services and Capital Markets of the Republic of Korea and the rules and regulations promulgated thereunder.

SIGN OR AFFIX YOUR SEAL HERE:

(If you signed the passbook for your account at the Common Share Depositary, you must sign. If you affixed your seal on the passbook for your account at the Common Share Depositary, you must affix the same seal.)

Dated:                                                  , 2009

Name:
(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Area Code and Telephone Number:

(If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Delivery of Letter of Transmittal. A properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, including a copy of the bank passbook for your U.S. dollar account, must be received by the Common Share Depositary or by any of its branches in Korea before the Expiration Date.

No alternative, conditional or contingent tenders will be accepted, and no fractional Common Shares will be accepted for payment. By executing this Letter of Transmittal, the tendering security holder waives any right to receive any notice of the acceptance for payment of the Common Shares.

2. Partial Tenders. If fewer than all Common Shares deposited with your account at the Common Share Depositary are to be tendered, fill in the number of Common Shares which are to be tendered in the box entitled “Number of Common Shares Tendered.” All Common Shares deposited with your account at the Common Share Depositary will be deemed to have been tendered unless otherwise indicated.

3. Signatures on Letter of Transmittal. If this Letter of Transmittal is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when executing, and proper evidence satisfactory to the Common Share Depositary of the authority of such person so to act must be submitted.

4. Taxes.

(a) United States Stock Transfer Taxes. The Offeror will pay any United States stock transfer taxes with respect to the sale and transfer of any Common Shares to it pursuant to the Offer. If, however, a transfer tax is imposed for any reason other than the sale or transfer of Common Shares to the Offeror pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s) or otherwise) will be deducted from the aggregate Offer Price paid to a tendering holder of Common Shares unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

(b) Korean Tax Withholding for Security Holders Who Are Non-Korean Residents. Generally, capital gains recognized by a holder of Common Shares who is a non-Korean resident (as such term is defined under applicable Korean tax law) upon the transfer of Common Shares will be subject to Korean income tax withholding at a rate equal to the lower of (i) 11% (including resident surtax) of the gross proceeds, or (ii) 22% (including resident surtax) of the net gains realized, unless the holder of Common Shares can claim an exemption from Korean income tax pursuant to the income tax treaty between Korea and such holder’s country of tax residency. In order to claim such exemption from Korean income tax, if available, a non-Korean resident holder of Common Shares must provide the Common Share Depositary with three duly completed and originally executed copies of Application for Tax Exemption/Non-taxation on Form 29-2(2) of the Enforcement Regulation of the Korean Income Tax Law (the “Application for Tax Exemption/Non-taxation”) in form and substance satisfactory to the Common Share Depositary. Failure to timely provide the Common Share Depositary with such documents will result in applicable withholding. In such case, 11% of the aggregate Offer Price paid to a tendering holder of Common Shares will be withheld unless such holder of Common Shares provides documents evidencing that 22% of the net gains realized is lower than 11% of the aggregate Offer Price paid to a tendering holder of Common Shares, in form and substance satisfactory to the Common Share Depositary. For this purpose, Korean income tax withholding will be calculated based on the Korean Won equivalent of the aggregate Offer Price paid to a tendering holder of Common Shares, calculated by converting the aggregate Offer Price into Korean Won using the basic exchange rate quoted by the Seoul Money Brokerage Services, Ltd. for the date of the payment of the Offer Price to a tendering holder of Common Shares. The Application for Tax Exemption/Non-taxation must be prepared in the Korean language in accordance with the instructions set forth on the back of such application, and must be accompanied by certain documentation. Documentation that must be attached to the Application for Tax Exemption/ Non-taxation includes: (i) a copy of a tax residency certification issued by the applicable tax authorities of such non-Korean resident holder’s country of tax residency (e.g., for United States holders of Common Shares, a U.S. Internal Revenue Service Form 6166, which may be obtained by filing Form 8802, Application for United States Residency Certification, with the U.S. Internal Revenue Service), (ii) a copy of the Agreement to Tender and Voting Agreement (if applicable), (iii) documents verifying the acquisition cost basis for the Common Shares being tendered, (iv) copies of any other documents supporting entitlement to a tax exemption (typically a copy of the income tax treaty between Korea and the country of tax residency of such holder), and (v) if the Application for Tax Exemption/Non-taxation is prepared and executed by an attorney-in-fact, a copy of a duly executed power of attorney, together with a Korean translation thereof. If a tax residency certification is required, application should be made promptly. For example, a Certification of United States Tax Residency may be obtained from the U.S. Internal Revenue Service by completing and submitting Form 8802, Application for United States Residency Certification. Information about Form 8802 and a copy thereof may be obtained at http://www.irs.gov/businesses/small/international/article/0,,id=122559,00.html. The U.S. Internal Revenue Service recommends that the application for a Certification of United States Tax Residency be submitted at least 45 days before it is needed. There may not be sufficient time prior to expiration of the Offer to obtain a tax residency certification.

In addition, the receipt of the Offer Price paid to a tendering holder of Common Shares by a non-Korean resident holder of Common Shares upon the transfer of Common Shares will be subject to withholding of Korean securities transaction tax at a rate of 0.5%. For this purpose, Korean securities transaction tax will be calculated based on the Korean Won equivalent of the aggregate Offer Price paid to a tendering holder of Common Shares, calculated by converting the aggregate Offer Price into Korean Won using the basic exchange rate quoted by the Seoul Money Brokerage Services, Ltd. for the date of the payment of the Offer Price to such tendering holder of Common Shares.

(c) Korean Tax Withholding for Security Holders Who Are Korean Residents. The Common Share Depositary will withhold securities transaction tax at the rate of 0.5% of the aggregate Offer Price paid to a tendering holder of Common Shares and pay the same to the Korean tax authorities. For this purpose, Korean securities transaction tax will be calculated based on the Korean Won equivalent of the aggregate Offer Price paid to a tendering holder of Common Shares, calculated by converting the aggregate Offer Price into Korean Won using the basic exchange rate quoted by the Seoul Money Brokerage Services, Ltd. for the date of the payment of the Offer Price to such tendering holder of Common Shares.

5. Mutilated, Lost, Stolen or Destroyed Certificates. If the certificates (“Share Certificates”) representing Common Shares to be tendered have been mutilated, lost, stolen or destroyed, security holders should (i) obtain an order of the competent Korean court invalidating the Share Certificates and (ii) request the Company’s Transfer Agent, Korea Securities Depository to issue new certificates replacing the Share Certificates. The Transfer Agent will provide such security holder with all necessary forms and instructions to replace any such mutilated, lost, stolen or destroyed certificates.

6. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent, at its address and telephone number set forth below.

The Information Agent for the Offer is:

D. F. King & Co., Inc.

48 Wall Street

New York, New York 10005

In the U.S. and Canada	Outside the U.S. and Canada
(800) 488-8095 (toll free)	(212) 269-5550 (call collect)

If you hold Common Shares and have questions or need additional copies of the Offer to Purchase or the Letter of Transmittal, you can call the Common Share Depositary using the contact information set forth below.

Goodmorning Shinhan Securities Co., Ltd.

23-2, Yoido-Dong, Youngdeungpo-Gu

Seoul 150-712, Korea

Telephone: 1588 0365 (Korea) (Customer Support Center)

or any of its branch offices in Korea